LanzaTech Reports Second-Quarter 2024 Financial Results, Reaffirms Full-Year 2024 Outlook, and Announces $40 Million Capital Raise

Achieved total revenue of $17.4 million for second-quarter 2024, exceeding expectations
Reaffirming full-year 2024 outlook, including total revenue of $90 million - $105 million
Announcing $40 million investment by Carbon Direct Capital, strengthening financial flexibility

CHICAGO, IL (August 8, 2024) – LanzaTech Global, Inc. (NASDAQ: LNZA) (“LanzaTech” or the “Company”), the carbon recycling company transforming waste carbon into sustainable fuels, chemicals, and materials, today reported its financial and operating results for second-quarter 2024, reaffirmed its previously issued financial outlook for full-year 2024, and is announcing a $40 million investment by new investor Carbon Direct Capital.

Highlights:
•Reported revenue of $17.4 million for second-quarter 2024 as compared to revenue of $12.9 million for second-quarter 2023; year-over-year increase of 35% driven primarily by the Biorefining business and within that, licensing revenue associated with technology licensed to LanzaJet, Inc. (“LanzaJet”) and engineering services revenue from multiple customers
•Continued to execute on Biorefining business, including recording early-stage equipment and engineering revenue related to a new project with NTPC Limited (“NTPC”), India’s largest power generation utility company
•Advanced Joint Development Agreement & Contract Research business, with several current engagements expected to progress into broader opportunities within the Biorefining and CarbonSmart™ businesses
•Achieved CarbonSmart milestone with the Company’s first pure-play ethanol fuel sales following successful initiatives to establish the optimal licensing arrangements, partners, and supply chain infrastructure; these fuel sales build on LanzaTech’s existing CarbonSmart business of selling ethanol-based products that entail the further processing or purification of ethanol offtake before delivering it to textile, chemical, and plastics customers
•Increased ownership stake in LanzaJet to approximately 37% from approximately 23% during second-quarter 2024 in further consideration for the license to the Alcohol-to-Jet (“ATJ”) technology exclusively licensed from LanzaTech, as LanzaJet continues to meet new milestones
•Launched CirculAir™, a joint offering with LanzaJet to globally deploy an end-to-end technology solution for the production of sustainable aviation fuel (“SAF”) from waste feedstocks
•Reaffirming full-year 2024 financial guidance ranges, including revenue of $90 million to $105 million, and adjusted EBITDA loss of $(65) million to $(55) million

•Announcing the closing of a $40 million investment in the form of a convertible note by Carbon Direct Capital, a new investor who is a globally recognized investor in the carbon management ecosystem

“We made progress on a number of strategic fronts during the quarter, including growing revenue, increasing our stake in LanzaJet, launching CirculAir, commencing direct CarbonSmart ethanol fuel sales, and bringing Carbon Direct Capital onboard as an important new investor,” said Dr. Jennifer Holmgren, Board Chair and Chief Executive Officer of LanzaTech.
“As we continue to execute our vision of a circular carbon economy, our competitive advantage is increasingly clear, driven by the feedstock flexibility of our platform and the commercial-scale plants operating today. We are attracting large, high-quality customers worldwide that are interested in the waste-derived products and fuels that our platform produces at scale. That interest is driven in large part because we are successfully converting a wide-range of carbon-rich waste feedstocks such as municipal waste, agriculture and biomass waste, and industrial off-gases into valuable ethanol today.”
Holmgren concluded, “Looking forward, we expect our existing licensees’ operations to continue to ramp to full production capacity and we have a number of sizable customer projects that are expected to move through final investment decision and into construction by the end of 2024. Beyond 2024, our primary financial objective is to reach profitability expeditiously, by driving growth in revenue and gross profit, and the way we get there is by executing projects and deploying licenses while being diligent with cost management, and that’s exactly the type of progress we are delivering today.”

Second-Quarter 2024 Financial Results

The table below outlines key reported second-quarter 2024 results:

$ millions, unless noted	2Q24	2Q23	% Change
Revenue	17.4	12.9	35%
Cost of revenue	5.5	10.8	(49)%
Gross Profit	11.9	2.1	469%
Operating expenses	34.7	32.7	6%
Net income (loss)	(27.8)	(26.8)	(4)%
Adjusted EBITDA (loss)	(17.8)	(23.8)	25%
Revenue
•Second-quarter 2024 revenue was $17.4 million as compared to $12.9 million for second-quarter 2023, which represented an increase of 35% year-over-year, and exceeded the Company’s previously disclosed expectations of 20% to 40% growth as compared to $10.2 million reported for first-quarter 2024. The year-over-year and sequential quarterly growth in revenue was driven by approximately $7.9 million of biorefining licensing revenue associated with the license of our technology to LanzaJet and the sublicensing of this proprietary technology to Jet Zero Australia earlier this year, as well as an increase in engineering services revenue. Biorefining revenue for second-quarter 2024, excluding the $7.9 million related to the LanzaJet sublicense was $5.8 million.
•Joint Development Agreement (“JDA”) & Contract Research revenue for second-quarter 2024 was $2.8 million as compared to $2.2 million for second-quarter 2023, representing an increase of 25% year-over-year which was primarily driven by the progression and expansion of projects with existing partners.
•CarbonSmart revenue for second-quarter 2024 was $0.9 million as compared to $1.0 million for second-quarter 2023. Notably, CarbonSmart revenue for the first half of 2024 was $1.8 million as compared to $1.0 million for the first half of 2023, representing an increase of 79% year-over-year.

Cost of Revenue
•Second-quarter 2024 cost of revenue was $5.5 million as compared to $10.8 million for second-quarter 2023, a 49% decline year-over-year. Cost of revenue for second-quarter 2024 was largely comprised of headcount allocations related to the delivery of our biorefining services and JDA work. As a result of the significant licensing component of our revenue in second-quarter 2024 and its associated low cost, gross margin was 68%. Excluding the uplift attributed to the LanzaJet sublicense transaction, gross margin was 42% for the quarter.

Operating Expenses
•Second-quarter 2024 operating expenses were $34.7 million as compared to $32.7 million for second-quarter 2023. The increase of 6% year-over-year was driven primarily by project-related expenses that are expected to be recovered once the specific projects advance through the development phases, a portion of which are expected to be recovered in fourth-quarter 2024.

Net Loss
•Second-quarter 2024 net loss was $(27.8) million as compared to second-quarter 2023 net loss of $(26.8) million. The year-over-year increase was primarily driven by a $5.8 million non-cash expense associated with the net change of financial instruments.

Adjusted EBITDA Loss
•Second-quarter 2024 adjusted EBITDA loss was $(17.8) million as compared to second-quarter 2023 adjusted EBITDA loss of $(23.8) million. The decrease in the loss of 25% is mainly attributable to the same factors that drove the increase in gross profit.

Commercial & Operational Highlights
LanzaTech continues to execute on key aspects of its business model, with a number of notable commercial and operational achievements during second-quarter 2024:
•Awarded a contract by engineering, procurement, and construction company Jakson Green to provide our technology platform to NTPC for the production of 4G ethanol. NTPC is planning to build a plant showcasing a commercial route to transforming carbon dioxide and hydrogen into valuable fuels, chemicals, and raw materials. The plant is expected to begin operations by mid-2026.
•Increased ownership in LanzaJet to approximately 37% from approximately 23% as a result of share consideration received in return for enabling LanzaJet to further sublicense to Jet Zero Australia, the ATJ technology that LanzaTech exclusively licensed to LanzaJet. LanzaTech is entitled to receive two additional tranches of LanzaJet shares, as LanzaJet further sublicenses this technology, with the second tranche expected to be received within the next six months and the third and final tranche during 2025, based on the pace of current commercial activity.
•Launched a joint offering with LanzaJet called CirculAir which provides an end-to-end commercial solution utilizing LanzaTech’s Gas Fermentation platform in conjunction with LanzaJet’s ATJ platform to produce SAF and renewable diesel from a wide range of waste feedstocks, including industrial off gases, carbon dioxide and hydrogen, as well as gasified solids, such as municipal solid waste and residues from agriculture and forestry.
•Progressed Project SECURE by working collaboratively with the Department of Energy and Technip Energies on advancing the agreement for the project. LanzaTech anticipates the award contracting process will be completed in the coming months, with the goal of receiving initial award funds by the end of 2024.
•Advanced three projects into the early-stage engineering phase of the Company’s project development pipeline. LanzaTech also added one net new qualified project opportunity into the first phase of development. LanzaTech continues to expect that several projects currently in advanced engineering will achieve Final Investment Decision (“FID”) and move into the construction phase in fourth-quarter 2024.
•Continued to progress scale up at IndianOil Corporation’s facility in India and ArcelorMittal’s facility in Belgium. The current total installed nameplate production capacity across the Company’s licensee’s operating fleet of six commercial projects is approximately 300,000 tons of ethanol per year.
•Managed costs across the organization, with cost savings associated with the previously disclosed reorganization and work reprioritization initiatives continuing to materialize. LanzaTech remains on track to deliver previously disclosed cost reductions.

Notable Financing Activity
On August 6, 2024, LanzaTech successfully closed a new $40 million investment by Carbon Direct Capital, a globally recognized investor focused on investing in carbon management companies. The additional capital will be used to fund growth and working capital, and was invested pursuant to a convertible note purchase agreement which contemplates one or more closings for up to $150 million of Convertible Notes. LanzaTech continues to seek additional financing under the Convertible Note Purchase Agreement from certain accredited investors with whom the Company has a preexisting substantive relationship.

Balance Sheet, Liquidity
As of June 30, 2024, LanzaTech had $75.8 million in total cash, restricted cash, and investments, compared to total cash of $92.3 million at the end of first-quarter 2024. As of August 7, 2024, post funding of the $40 million capital raise, LanzaTech has total cash in excess of $100 million.

Total cash burn in second-quarter 2024 was $16.5 million, which was down significantly as compared to $29.2 million for first-quarter 2024. The decrease quarter-over-quarter was due to a number of large annual payments incurred in first-quarter 2024, including 2023 incentive compensation, the majority of 2024 insurance premiums, and others cash payments that are expensed throughout the year but funded in the first quarter.

Full-Year 2024 Financial and Operating Outlook

LanzaTech is reaffirming its previously issued financial and operating outlook for full-year 2024. The table below outlines full-year 2024 guidance metrics:

$ millions	2024
Revenue	$90 - $105
Adjusted EBITDA (loss)	$(65) - $(55)

•Management expects total revenue of $90 million to $105 million for full-year 2024, which, at the midpoint, represents approximately 55% revenue growth over full-year 2023.

•Revenue for the second half of 2024 is projected to be heavily weighted to the fourth quarter, with third-quarter revenue expected to be similar to second-quarter 2024.

•Multiple projects are expected to progress to the FID stage of the development process during the second half of 2024, and are expected to begin generating equipment revenues, and in certain cases recover previously incurred costs, as these projects progress into construction. While not currently expected, should timing delays occur and advancement of these projects be delayed to 2025, the probability of achieving full-year 2024 guidance could be negatively impacted. LanzaTech expects that the quarterly impact of unanticipated project timing shifts will diminish over time as the Company scales recurring revenue.

•Management expects adjusted EBITDA loss of $(65) million to $(55) million for full-year 2024, which, at the midpoint represents improvement of approximately 25% over the prior year.

Conference Call Information

LanzaTech will host a conference call today, August 8, 2024, at 8:30 A.M. EDT to review the Company's financial results, discuss recent events, and conduct a question-and-answer session.

The conference call may be accessed via a live webcast on a listen-only basis through the Events and Presentations section of LanzaTech’s Investor Relations website pages. An archive of the webcast will be available for twelve months.

To attend the live conference call via telephone, domestic callers can access by dialing 1-800-445-7795 and international callers can access by dialing 1-785-424-1789, and entering the conference identification code: LANZA

A replay of the conference call will be available shortly after the call ends and can be accessed by domestic callers by dialing 1-844-512-2921 and by international callers by dialing 1-412-317-6671, and entering the access identification code: 11156373. The replay will be available until 11:59 pm Eastern Time August 22, 2024.

About LanzaTech
LanzaTech Global, Inc. (NASDAQ: LNZA) is the carbon recycling company transforming waste carbon into sustainable fuels, chemicals, and materials. Using its biorecycling technology, LanzaTech captures carbon generated by energy-intensive industries at the source, preventing it from being emitted into the air. LanzaTech then gives that captured carbon a new life as a clean replacement for virgin fossil carbon in everything from household cleaners and clothing fibers to packaging and fuels. By partnering with companies across the global supply chain like ArcelorMittal, Zara, H&M Move, Coty, and On, LanzaTech is paving the way for a circular carbon economy. For more information about LanzaTech, visit https://lanzatech.com.

Forward Looking Statements
This press release includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of LanzaTech. These statements are based on the beliefs and assumptions of LanzaTech’s management. Although LanzaTech believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, LanzaTech cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. The forward-looking statements are based on projections prepared by, and are the responsibility of, LanzaTech’s management. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LanzaTech’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. LanzaTech may be adversely affected by other economic, business, or competitive factors, and other risks and uncertainties, including those described under the header “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2023 filed by LanzaTech with the SEC, and in future SEC filings. New risk factors that may affect actual results or outcomes emerge from time to time and it is not possible to predict all such risk factors, nor can LanzaTech assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to LanzaTech or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. LanzaTech undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with US GAAP and to provide investors with additional information regarding our financial results, we have presented adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by US GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

We define adjusted EBITDA as our net loss, excluding the impact of depreciation, interest income, net, stock-based compensation, change in fair value of warrant liabilities, change in fair value of SAFE liabilities, change in fair value of the FPA Put Option liability and Fixed Maturity Consideration, transaction costs on issuance of Forward Purchase Agreement, (loss) gain from equity method investees and other one-time costs related to the Business Combination and securities registration on Form S-4 and our registration statement on Form S-1. We monitor adjusted EBITDA because it is a key measure used by our management and the Board to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. We believe adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of certain expenses that we include in net loss. Accordingly, we believe adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results and enhancing the overall understanding of our past performance and future prospects.

Adjusted EBITDA is not prepared in accordance with US GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with US GAAP. There are a number of limitations related to the use of adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with US GAAP. For example, adjusted EBITDA: (i) excludes stock-based compensation expense because it is a significant non-cash expense that is not directly related to our operating performance; (ii) excludes depreciation expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future; (iii) excludes gain or losses on equity method investee; and (iv) excludes certain income or expense items that do not provide a comparable measure of our business performance. In addition, the expenses and other items that we exclude in our calculations of adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from adjusted EBITDA when they report their operating results. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis, including adjusted EBITDA, because the Company is unable to predict with reasonable certainty the ultimate outcome of pending litigation, unusual gains and losses, foreign currency exchange gains or losses and potential future asset impairments, as well as discrete taxable events, without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period.

LANZATECH GLOBAL INC.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	As of
	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$62,186	$75,585
Held-to-maturity investment securities	12,890	45,159
Trade and other receivables, net of allowance	8,162	11,157
Contract assets	27,095	28,238
Other current assets	14,662	12,561
Total current assets	124,995	172,700
Property, plant and equipment, net	23,032	22,823
Right-of-use assets	26,356	18,309
Equity method investment	16,592	7,066
Equity security investment	14,990	14,990
Other non-current assets	5,910	5,736
Total assets	211,875	241,624
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,010	$4,060
Other accrued liabilities	9,088	7,316
Warrants	3,192	7,614
Contract liabilities	6,012	3,198
Accrued salaries and wages	5,931	5,468
Current lease liabilities	156	126
Total current liabilities	28,389	27,782
Non-current lease liabilities	29,227	19,816
Non-current contract liabilities	8,070	8,233
Fixed Maturity Consideration	8,246	7,228
FPA Put Option liability	60,503	37,523
Brookfield SAFE liability	9,250	25,150
Other long-term liabilities	654	1,421
Total liabilities	144,339	127,153

Shareholders’ Equity
Common stock, $0.0001 par value; 400,000,000 and 400,000,000 shares authorized, 197,765,067 and 196,642,451 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	19	19
Additional paid-in capital	950,481	943,960
Accumulated other comprehensive income	2,215	2,364
Accumulated deficit	(885,179)	(831,872)
Total shareholders’ equity	$67,536	$114,471
Total liabilities and shareholders' equity	$211,875	$241,624

LANZATECH GLOBAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Revenue from contracts with customers and grants	$6,235	$10,372	$12,485	$17,957
Revenue from sales of CarbonSmart products	938	1,007	1,801	1,007
Revenue from collaborative arrangements	1,329	462	3,552	1,550
Revenue from related party transactions	8,873	1,076	9,781	2,049
Total revenue	17,375	12,917	27,619	22,563

Cost and operating expenses:
Cost of revenue from contracts with customers and grants (exclusive of depreciation shown below)	(4,019)	(9,631)	(9,017)	(16,973)
Cost of revenue from sales of CarbonSmart products (exclusive of depreciation shown below)	(614)	(727)	(1,533)	(727)
Cost of revenue from collaborative arrangements (exclusive of depreciation shown below)	(759)	(419)	(1,555)	(826)
Cost of revenue from related party transactions (exclusive of depreciation shown below)	(99)	(50)	(156)	(91)
Research and development expense	(21,481)	(18,908)	(38,542)	(35,194)
Depreciation expense	(1,458)	(1,348)	(2,988)	(2,605)
Selling, general and administrative expense	(11,747)	(12,452)	(22,784)	(29,287)
Total cost and operating expenses	(40,177)	(43,535)	(76,575)	(85,703)
Loss from operations	(22,802)	(30,618)	(48,956)	(63,140)
Other income (expense):
Interest income, net	513	1,701	1,661	1,915
Other (expense) income, net	(3,791)	2,001	(3,612)	(28,395)
Total other income (expense), net	(3,278)	3,702	(1,951)	(26,480)
Loss before income taxes	(26,080)	(26,916)	(50,907)	(89,620)
(Loss) gain from equity method investees, net	(1,719)	130	(2,400)	(478)
Net loss	$(27,799)	$(26,786)	$(53,307)	$(90,098)

Other comprehensive loss:
Foreign currency translation adjustments	(191)	96	(150)	47
Comprehensive loss	$(27,990)	$(26,690)	$(53,457)	$(90,051)

Unpaid cumulative dividends on preferred stock	—	—	—	(4,117)
Net loss allocated to common shareholders	$(27,799)	$(26,786)	$(53,307)	$(94,215)

Net loss per common share - basic and diluted	$(0.14)	$(0.14)	$(0.27)	$(0.60)
Weighted-average number of common shares outstanding - basic and diluted	197,746,569	195,537,601	197,360,539	156,472,730

LANZATECH GLOBAL INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

	Six Months Ended June 30,
	2024	2023
Cash Flows From Operating Activities:
Net loss	$(53,307)	$(90,098)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	6,231	8,715
Gain on change in fair value of SAFE and warrant liabilities	(20,322)	(4,663)
Loss on change in fair value of the FPA Put Option and the Fixed Maturity Consideration liabilities	23,998	33,029
Recoveries and provision for losses on trade and other receivables	(700)	800
Depreciation of property, plant and equipment	2,988	2,605
Amortization of discount on debt security investment	(501)	(508)
Non-cash lease expense	887	387
Non-cash recognition of licensing revenue	(9,240)	(1,136)
Loss from equity method investees, net	2,400	478
Net foreign exchange gain	(131)	194
Changes in operating assets and liabilities:
Accounts receivable, net	3,575	3,129
Contract assets	1,034	(3,668)
Accrued interest on debt investment	120	(93)
Other assets	(2,269)	(8,942)
Accounts payable and accrued salaries and wages	458	1,881
Contract liabilities	128	(150)
Operating lease liabilities	507	(19)
Other liabilities	1,202	(1,057)
Net cash used in operating activities	$(42,942)	$(59,116)
Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(3,268)	(5,318)
Purchase of debt securities	—	(49,103)
Proceeds from maturity of debt securities	32,770	—
Purchase of additional interest in equity method investment	—	(288)
Origination of related party loan	—	(5,212)
Net cash provided by/ (used in) investing activities	$29,502	$(59,921)
Cash Flows From Financing Activities:
Proceeds from issue of equity instruments of the Company	272	1,077
Proceeds from the Business Combination and PIPE, net of transaction expenses (Note 3)	—	213,381
Forward Purchase Agreement prepayment	—	(60,096)
Repurchase of equity instruments of the Company	(48)	(7,650)
Net cash provided by financing activities	$224	$146,712
Net decrease in cash, cash equivalents and restricted cash	(13,216)	27,675
Cash, cash equivalents and restricted cash at beginning of period	76,284	83,710
Effects of currency translation on cash, cash equivalents and restricted cash	(177)	4
Cash, cash equivalents and restricted cash at end of period	$62,891	$111,389
Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property, plant and equipment under accounts payable	235	125
Right-of-use asset additions	8,934	—
Reclassification of capitalized costs related to the business combination to equity	—	1,514
Cashless conversion of warrants on preferred shares	—	5,890
Recognition of public and private warrant liabilities in the Business Combination	—	4,624
Reclassification of AM SAFE warrant to equity	—	1,800
Conversion of AM SAFE liability into common stock	—	29,730
Conversion of Legacy LanzaTech NZ, Inc. preferred stock and in-kind dividend into common stock	—	722,160
Reclassification of Shortfall warrant to equity	—	3,063

Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands of U.S. dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2024	2023	2024	2023
Net Loss	$(27,799)	$(26,786)	$(53,307)	$(90,098)
Depreciation	1,458	1,348	2,988	2,605
Interest income, net	(513)	(1,701)	(1,661)	(1,915)
Stock-based compensation expense and change in fair value of SAFE and warrant liabilities (1)	(3,344)	21,526	(14,091)	4,052
Change in fair value of the FPA Put Option and Fixed Maturity Consideration liabilities (net of interest accretion reversal)	10,727	(18,080)	23,770	33,029
Transaction costs on issuance of Forward Purchase Agreement	—	—	—	451
Loss from equity method investees, net	1,719	(130)	2,400	478
One-time costs related to the Business Combination, initial securities registration and non-recurring regulatory matters(2)	—	—	—	4,062
Adjusted EBITDA	$(17,752)	$(23,823)	$(39,901)	$(47,336)

(1)	Stock-based compensation expense represents expense related to equity compensation plans.

(2)	Represents costs incurred related to the Business Combination that do not meet the direct and incremental criteria per SEC Staff Accounting Bulletin Topic 5.A to be charged against the gross proceeds of the transaction, but are not expected to recur in the future, as well as costs incurred subsequent to deal close related to our securities registration on Form S-4 and our registration statement on Form S-1. Regulatory matters includes fees related to non-recurring items during the year ended December 31, 2023.

Investor Relations Contact - LanzaTech
Kate Walsh
VP, Investor Relations & Tax
Investor.Relations@lanzatech.com